Exhibit 99.1

Xsolla SPAC 1 Announces Closing of Partial Exercise of Over-Allotment

Sherman Oaks, CA, Feb. 02, 2026 (GLOBE NEWSWIRE) -- Xsolla SPAC 1 (the “Company”), a newly organized special purpose acquisition company formed as a Cayman Islands exempted company, today announced that the underwriters of its previously announced initial public offering have partially exercised their option to purchase an additional 419,385 units at the public offering price of $10.00 per unit, resulting in additional gross proceeds of approximately $4.2 million. The underwriters have a remaining option to purchase up to 2,580,615 additional units. After giving effect to this partial exercise of the over-allotment option, the total number of units sold in the public offering increased to 20,419,385 units, resulting in total gross proceeds of $204,193,850 for the Company’s initial public offering.

Each unit consists of one Class A ordinary share and one-half of one redeemable warrant. Each whole warrant, which becomes exercisable on the later of the completion of the Company’s initial business combination or 12 months after the Effective Date (defined below), will entitle the holder thereof to purchase one Class A ordinary share at $11.50 per share.

D. Boral Capital LLC acted as sole book-running manager for the offering.

A registration statement on Form S-1 (File No. 333-290802), as amended, relating to the securities sold in the initial public offering was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on January 28, 2026 (the “Effective Date”). The offering is being made only by means of a prospectus. Copies of the final prospectus relating to the offering, may be obtained through the SEC’s website at www.sec.gov. Alternatively, copies of the final prospectus relating to the offering, may be obtained from: D. Boral Capital LLC, Attn: 590 Madison Avenue 39th Floor, New York, NY 10022, or by email at dbccapitalmarkets@dboralcapital.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Xsolla SPAC 1

Xsolla SPAC 1 is a newly incorporated blank check company incorporated as a Cayman Islands exempted company and formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. The Company has not selected any specific business combination target and has not, nor has anyone on its behalf, engaged in any substantive discussions, directly or indirectly, with any business combination target with respect to an initial business combination with the Company. The Company’s management team is led by Aleksandr Agapitov, its Chairman of the Board of Directors (the “Board”), Dmitry Burkovskiy, its Chief Executive Officer and Director, Rytis Joseph Jan, its Chief Financial Officer and Director and Carla Bedrosian, Esq., its Chief Legal Officer and Director. In addition, the Board includes Xuan Li, Maxwell Gover, Wenfeng Yang, Perry Michael Fischer and Eugenie Levin.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the Company’s initial public offering (“IPO”) including the gross proceeds of the IPO, the anticipated use of the net proceeds from the IPO and the search for an initial business combination. No assurance can be given that the offering discussed above will be completed on the terms described, that the net proceeds of the offering will be used as indicated or that the Company will ultimately complete a business combination transaction in the sectors it is targeting or at all. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of Xsolla SPAC 1, including those set forth in the Risk Factors section of Xsolla SPAC 1’s registration statement and preliminary prospectus for the IPO filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. Xsolla SPAC 1 undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contacts:

Dmitry Burkovskiy
Chief Executive Officer and Director
d.bourkovski@xsollaspac.com